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                           SCHEDULE 14(A) INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12

                         AMCAST INDUSTRIAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                 [AMCAST LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD DECEMBER 20, 2000

     To the Shareholders of Amcast Industrial Corporation:

     The Annual Meeting of Shareholders of Amcast Industrial Corporation will be held at the Company's Corporate Center, Washington Park I, 7887 Washington Village Drive, Dayton, Ohio, 45459, on Wednesday, December 20, 2000, at 10 a.m., E.S.T., for the purpose of considering and voting upon:

     1. Election of three directors to serve for a term of three years;

     2. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 31, 2001; and

     3. A shareholder proposal set forth in the accompanying proxy statement;
        and

     4. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on October 23, 2000, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. FOR THAT REASON WE ASK THAT YOU PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. GIVING THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                           By Order of the Board of Directors

                                           Denis G. Daly, Secretary

Washington Park I
7887 Washington Village Drive
Dayton, Ohio 45459
November 13, 2000

                                 [AMCAST LOGO]

                    PROXY STATEMENT FOR 2000 ANNUAL MEETING

                              GENERAL INFORMATION

     This proxy statement is furnished to shareholders of Amcast Industrial Corporation, an Ohio corporation (hereinafter the "Company"), in connection with the solicitation by its Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held on December 20, 2000, and any adjournment thereof. The Company has one class of shares outstanding, namely Common Shares, of which there were 8,405,604 outstanding at the close of business on October 23, 2000. The close of business on October 23, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and each such shareholder is entitled to one vote per share.

     All Common Shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted in accordance with the Board of Directors' recommendations. A shareholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by voting in person at the meeting, by delivering to the Company a later dated proxy, or by giving notice to the Secretary of the Company in writing or in open meeting but without affecting any vote previously taken.

     The presence, in person or by properly executed proxy, of the holders of a majority of the Company's outstanding shares is necessary to constitute a quorum at the Annual Meeting. Shares represented by proxies received by the Company will be counted as present at the Annual Meeting for the purpose of determining the existence of a quorum, regardless of how or whether such shares are voted on a specific proposal. Abstentions will be treated as votes cast on a particular matter as well as shares present at the Annual Meeting. Where nominee shareholders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners of such shares ("Broker Nonvotes"), such Broker Nonvotes will not be treated as either votes cast or shares present.

     This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about November 13, 2000.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes. Each class is comprised of three directors, and one class is elected at each Annual Meeting of Shareholders for a term of three years.

     At the 2000 Annual Meeting, shareholders will elect three directors who will hold office until the Annual Meeting of Shareholders in 2003. The Board has nominated Peter H. Forster, Leo W. Ladehoff, and Bernard G. Rethore for election as directors at the 2000 Annual Meeting.

     It is the intention of the proxy agents named in the accompanying proxy to vote such proxy for election of Messrs. Forster, Ladehoff, and Rethore. Should any of them be unable to accept the office of director, an eventuality that is not anticipated, proxies may be voted with discretionary authority for a substitute nominee or nominees designated by the Board of Directors. Messrs. Forster, Ladehoff, and Rethore are presently directors and are nominated to succeed themselves. As a result of Earl T. O'Loughlin's retirement from the Board in August 2000, there is currently a vacancy in the class of directors whose term of office expire in 2002 which the Board may fill.

     Set forth below is information about the three nominees for election as a director and the directors whose terms of office will continue after the 2000 Annual Meeting.

Nominees for a Term of Office Expiring in 2003

PETER H. FORSTER, age 58, has been a director of the Company since May 1988. Mr. Forster has been Chairman of DPL Inc. (a diversified regional merchant energy company) and The Dayton Power and Light Company (its principal subsidiary) since April 1988. He had been President and CEO until April 1992 and Chairman and CEO until the end of 1996. He continues to serve as Chairman and as a consultant to DPL Inc. on strategic matters.

LEO W. LADEHOFF, age 68, has been a director of the Company since 1978. Mr. Ladehoff, retired, was Chairman of the Board of the Company from December 1980 to December 1997, and served as Chief Executive Officer from May 1979 to March 1995.

BERNARD G. RETHORE, age 59, has been a director of the Company since October 1999. Mr. Rethore has been Chairman Emeritus of Flowserve Corporation (a global manufacturer of advanced technology fluid transfer and control equipment, systems and services) since his retirement as an executive officer and director in April 2000. He had been Chairman and Chief Executive Officer of Flowserve since July 1997 and held the additional title of President from November 1998 until July 1999. Mr. Rethore was Chairman of the Board of BW/IP, Inc. in 1997 and served as its President, Chief Executive Officer and a director from 1995 to 1997. He was Senior Vice President of Phelps Dodge Corporation and President of Phelps Dodge Industries from 1989 to 1995. Mr. Rethore is also a director of Maytag Corporation, a manufacturer of residential and commercial appliances and related consumer products, and Belden, Inc., a manufacturer of wire, cable and cord products for the electronics industry.

Directors Continuing in Office Until 2002

JAMES K. BAKER, age 68, has been a director of the Company since December 1993. Mr. Baker, retired, was Vice Chairman of Arvin Industries, Inc. (a leading manufacturer of automotive emission and ride control systems) from February 1996 to February 1998. From 1986 to 1996, he served as Chairman of Arvin Industries, Inc. Mr. Baker is also a director of CINergy Corporation, PolyOne Corporation, and Veridian Corp.

R. WILLIAM VAN SANT, age 62, has been a director of the Company since October 1993. Mr. Van Sant has been Chairman and Chief Executive Officer of Nortrax, Inc. (a national retail distributor of John Deere construction and allied equipment) since July 1999. From December 1991 to May 1998, Mr. Van Sant was Chairman and Chief Executive Officer of Lukens Inc. and from October 1991 to December 1991, he was President and Chief Operating Officer of Lukens Inc.

Directors Continuing in Office Until 2001

WALTER E. BLANKLEY, age 65, has been a director of the Company since February 1994. Mr. Blankley has been Chairman since April 1993 and was Chief Executive Officer from April 1990 to September 1999 of Ametek, Inc. (a manufacturer of electrical motor blowers and precision electronic instruments). Mr. Blankley is a director of Ametek, Inc. and CDI Corporation.

WILLIAM G. ROTH, age 62, has been a director of the Company since December 1989. Mr. Roth, retired, was Chairman of Dravo Corporation (a natural resource company producing lime and construction aggregates) from June 1987 to April 1994; and from June 1987 to January 1990, he was its Chairman and Chief Executive Officer. Mr. Roth is also a director of Lennox International, Inc.

JOHN H. SHUEY, age 54, has been Chairman, President and Chief Executive Officer of the Company since December 1997 and a director since March 1994. Mr. Shuey was President and Chief Executive Officer of the Company from March 1995 to December 1997. Mr. Shuey was President and Chief Operating Officer of the Company from December 1993 to March 1995. Mr. Shuey is also a director of Cooper Tire & Rubber Company.

Certain Information Concerning the Board of Directors

     There were sixteen meetings of the Board of Directors during fiscal 2000. The Board of Directors has five standing committees (the number of meetings of each committee in fiscal 2000 is shown in parentheses): Executive Committee (0), Audit Committee (3), Compensation Committee (3), Pension Review Committee (1) and Committee on the Board (0).

     The Executive Committee (Messrs. Shuey (Chairman), Forster, Ladehoff and
Roth) is authorized, in intervals between meetings of the Board of Directors, to exercise all the powers of the board with the exception of filling vacancies on the board or any board committee.

     The Audit Committee (Messrs. Baker (Chairman), Ladehoff, and Rethore) assists the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls which management and the Board have established, and all audit processes. The Audit Committee Charter, adopted by the Board and included as Appendix A to this Proxy Statement, more specifically sets forth the duties and responsibilities of the audit committee.

     The Compensation Committee (Messrs. Van Sant (Chairman), Baker, and Roth) reviews the Company's compensation plans for officers and key employees and acts in an advisory capacity to the Board of Directors in all matters relating to compensation of officers.

     The Pension Review Committee (Messrs. Blankley (Chairman), and Rethore) reviews the administration of retirement plans, investment manager and trustee performance, and the results of independent audits of plan financial statements. There is currently a vacancy in this Committee which will be filled by the Board.

     The Committee on the Board (Messrs. Forster (Chairman), Blankley, and Van
Sant) recommends the criteria and qualifications for board membership, recommends to the board candidates for election of directors, recommends to the chairman and the board the composition of committees of the board, provides annually to the board an assessment of board and individual director performance, recommends to the board rules in regard to term limits and retirement age for board members and reports annually to the board on director compensation in relation to comparable companies and current best practices of public companies and makes recommendations to the board on directors' compensation. If a shareholder desires to recommend to this Committee a person to consider for nomination as a director of the Company, the shareholder should give written notice to the Secretary of the Company, at the Company's principal executive office, Washington Park I, 7887 Washington Village Drive, Dayton, Ohio, 45459, at least 120 days before the date of the meeting of shareholders at which directors are to be elected. Such notice should state the name, age, business, and residence address of the proposed candidate, and the principal occupation or employment of the proposed candidate.

     During fiscal 2000, each director attended 75% percent or more of the total number of meetings of the Board of Directors held during their term as director, with the exception of Mr. Shuey. During fiscal 2000, each director attended 75% percent or more of the total number of meetings of the Committees on which he served held during the year, with the exception of Mr. Roth, who was unable to attend one of three Compensation Committee meetings.

     Each nonemployee director receives a yearly fee of $16,000, which is payable in cash or Company shares at the option of the director, a grant of 200 restricted shares for services as a director and $1,000 for each meeting of the Board of Directors that he attends. A fee of $1,000 is paid for each committee meeting attended. A director may elect to defer receipt of fees payable to him into a cash account upon which the Company pays interest or, at the director's option, into Company shares. Payment of deferred amounts commences after the director ceases to be a director or on an earlier date as specified by him.

     The Company's 1999 Director Stock Incentive Plan provides that options to purchase up to a maximum of 150,000 shares may be granted to directors who are not employed by the Company. Under the plan, each nonemployee director, who is a director of the Company on the first business day of January of each year, is automatically granted an option to purchase 1,500 shares at an option price per share equal to the fair market value of a share on the date of grant. Options become exercisable one year after grant.

     The Company believes that it is important for directors to have a meaningful ownership position in the Company. Stock ownership guidelines are therefore established for directors. Directors are expected to achieve ownership levels of Company stock equal in value to three times their yearly fee and restricted stock grant.

                     AUDIT COMMITTEE REPORT TO SHAREHOLDERS
                    AND ADOPTION OF AUDIT COMMITTEE CHARTER

     The Audit Committee is comprised of three members of the Company's Board of Directors. Each member of the Audit committee is independent as "independence" is defined at Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors adopted on May 24, 2000. A copy of Charter is included as Appendix A to this Proxy Statement. The Audit Committee, among other things, recommends to the Board of Directors (i) that the audited financial statements be included in the Company's Annual Report on Form 10-K and (ii) the selection of the independent auditors to audit the books and records of the Company.

     The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended August 31, 2000 with the Company's management and with the Company's independent auditors; (ii) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and (iii) received and discussed the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees). Based on such review and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2000 for filing with the U.S. Securities and Exchange Commission.

                                           Respectfully submitted,

                                           AUDIT COMMITTEE

                                           James K. Baker, Chairman
                                           Leo W. Ladehoff
                                           Bernard G. Rethore

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company and owners of more than 10 percent of the Company's common shares to file an initial ownership report with the Securities and Exchange Commission and a monthly or annual report listing any subsequent changes in their ownership of common shares. The Company believes, based on information provided to the Company by the persons required to file such reports, that all filing requirements applicable to such persons during the period from September 1, 1999 through August 31, 2000 have been met.

        SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     Set forth in the table below is information as of October 23, 2000, with respect to the number of Common Shares of the Company beneficially owned by each director, nominee for director and certain executive officers of the Company and by all directors, nominees and executive officers as a group. For purposes of this table, an individual is considered to "beneficially own" any Common Shares
(A) over which he exercises sole or shared voting or investment power or (B) which he has the right to acquire beneficial ownership at any time within 60 days after October 23, 2000.

                                                     (A)
                                              NUMBER OF SHARES,                   (B)
                                           INCLUDING OPTION SHARES           OPTION SHARES
                                             SHOWN IN COLUMN (B),             WHICH MAY BE
                                            BENEFICIALLY OWNED AS          ACQUIRED WITHIN 60
          INDIVIDUALS OR GROUP                OF 10/23/00 (1)(2)            DAYS OF 10/23/00
          --------------------             -----------------------         ------------------
James K. Baker...........................           15,162                        6,000
Walter E. Blankley.......................           13,000                        6,000
Peter H. Forster.........................           17,362                        6,000
Leo W. Ladehoff..........................          228,907                       74,281
Bernard G. Rethore.......................            5,162                            0
William G. Roth..........................           44,362                        6,000
John H. Shuey............................          232,965                      189,921
R. William Van Sant......................           14,862                        4,500
Ronald C. DiLiddo........................           24,755                       22,455
Michael N. Powell........................           44,012                       38,773
Douglas D. Watts.........................           37,921                       26,047
James R. Van Wert........................           16,418                       14,881
Directors, nominees, and executive
  officers as a group (16 persons).......          762,725                      442,554

---------------

(1) Unless otherwise indicated, voting power and investment power are exercised solely by the named individual or are shared by such individual and his immediate family members.

(2) Mr. Ladehoff beneficially owns 2.59% of the outstanding Common Shares. Mr. Shuey beneficially owns 2.63%. No other director or officer owns in excess of 1% of the Common Shares. Directors, nominees and executive officers as a group own 8.62% of the Common Shares. Percentages are calculated on the basis of the number of shares outstanding at October 23, 2000, plus the number of shares subject to outstanding options held by the individual or group which are exercisable within 60 days thereafter.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     PHILOSOPHY. The Company's executive compensation program is based on two objectives: provide market-competitive compensation opportunities and create a strong link among the interests of the shareholders, the Company's financial performance, and the total compensation of the Company's executive officers.

     The Compensation Committee of the Board of Directors (the "Committee") consists of three directors, none of whom is a past or present employee of the Company. The Committee meets periodically and reviews executive compensation and makes recommendations to the Board.

     There are three components to the Company's executive compensation program: annual salary, annual incentive compensation, and long-term incentive compensation. Base salary and all forms of incentive compensation opportunities are set by periodic comparison to external rates of pay for comparable positions within the industry.

     SALARIES. Base salaries are targeted at the midpoint of competitive data as measured by Towers, Perrin, Forster & Crosby and other similar services. Individual variability is based on performance with regard to business acumen, management competencies and personal competencies, determined by individual achievement in a number of areas, including, earnings adequacy, business planning, asset management, leadership, staffing and development, customer satisfaction and quality commitment. Adjustments are considered periodically, based upon general movement in external salary levels, individual performance and potential, and changes in the position's duties and responsibilities. Mr. Shuey has been Chief Executive Officer since March of 1995. His fiscal 2000 compensation is within the competitive range for chief executive officers in similar circumstances. For other Named Executive Officers, the Company paid at or near the competitive data midpoint during fiscal 2000.

     ANNUAL INCENTIVES. Annual incentives for Named Executive Officers (other than Mr. Shuey) are targeted at industrial comparative norms, but paid on the basis of pre-set percentages of Return on Equity (ROE) for the Company established by the Board and individual achievement by such officers during the fiscal year as determined by the Board as applied to corporate officers and Return on Net Assets (RONA) of the business units involved, as applied to officers of divisions or subsidiaries also established by the Board. Performance by the Company or a specific division or subsidiary at below pre-set levels results in the elimination of annual incentive awards for the responsible officers. Mr. Shuey received no annual incentive payment for fiscal 2000. The Board considered a number of factors including progress in implementation of the corporate strategy, the Company's income, and performance of the Common Share price during the fiscal year.

     LONG-TERM INCENTIVES. Long-term incentives are provided under the Long-Term Incentive Plan ("LTIP"). The LTIP provides for grants of two types of awards, stock options and cash.

     Stock option grants are awarded to the Named Executive Officers, including Mr. Shuey, under the LTIP and other provisions of the 1999 Stock Incentive Plan. The grant of stock options to senior executives provides additional compensation and more strongly aligns their interests with those of the shareholders. Stock option grants are of a number of shares which could be purchased at market value on the day of the grant for a sum equal to the percentage of the Named Executive Officer's salary as designated under the LTIP.

     Neither Mr. Shuey, nor any of the Named Executive Officers, will realize a benefit from the options unless and until the market price of the Company's common shares increases.

     Target cash awards, which must be used to purchase common shares, are awarded to Named Executive Officers, including Mr. Shuey, based on a percentage of each participant's salary as determined by the Board at the time of the grant. Payouts, if they occur, are based on the achievement by the Company of specified goals for ROE averaged over a three-year period established by the Board at the time of the grant. Participants first become eligible for payments three years after the date of grant. In fiscal 2000, the grants issued in fiscal 1997 matured but no payments were made since the Company's average annual ROE during the period was less than the targeted threshold for payment.

     STOCK OWNERSHIP GUIDELINES. The Company believes that it is important for executive officers to acquire a meaningful ownership position in the Company. In this way, they will bear the same type of risks as are typically incurred by shareholders, and their interests will be more closely aligned with those of shareholders. Significant stock ownership focuses executives' attention on managing the Company as equity owners.

     Stock ownership guidelines were therefore established for executive officers in 1995. Executives are expected to reach ownership levels of Company stock equal in value to between one and four times their base salary. Executives are expected to show significant annual progress and to reach such level in a five-year period.

     No employee of the Company received remuneration from the Company in excess of $1,000,000 in the taxable year.

     The Committee believes that the above compensation plans compensate executives appropriately and competitively.

                                           Respectfully submitted,

                                           COMPENSATION COMMITTEE

                                           R. William Van Sant, Chairman
                                           James K. Baker
                                           William G. Roth

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table presents, for fiscal years ended August 31, 2000, 1999, and 1998, the compensation earned by the five most highly compensated executive officers of the Company (the "Named Executive Officers") for services in all capacities to the Company and its subsidiaries during such years.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION    LONG TERM COMPENSATION
                                           -------------------   -------------------------
                                                                   AWARDS       PAYOUTS
                                                                 ----------   ------------
                                                                   SHARES
                                                                 UNDERLYING
                                                                  OPTIONS                       ALL OTHER
 NAME AND PRINCIPAL POSITION      YEAR      SALARY     BONUS     GRANTED(1)   LTIP PAYOUTS   COMPENSATION(2)
 ---------------------------    --------   --------   --------   ----------   ------------   ---------------
John H. Shuey                     2000     $467,500   $      0     25,383       $      0         $1,783
  Chairman, President &           1999     $461,779   $ 70,000     23,260       $107,738         $1,086
  Chief Executive Officer         1998     $421,615   $200,000     63,530       $107,100         $1,500

Ronald C. DiLiddo(3)              2000     $246,614   $ 18,000     12,455       $      0         $    0
  President,
  Amcast Automotive

Douglas D. Watts                  2000     $192,769   $ 30,266      5,895       $      0         $1,111
  Vice President, Finance         1999     $183,558   $ 42,040      5,714       $ 30,225         $  536
                                  1998     $176,731   $ 32,060      3,463       $ 40,688         $1,139

Michael N. Powell                 2000     $193,148   $ 14,250      9,102       $      0         $2,683
  President,                      1999     $183,654   $ 80,200      8,692       $ 26,364         $  883
  Amcast Flow Control             1998     $173,846   $ 85,850      5,271       $ 34,125         $1,255

James R. Van Wert                 2000     $169,130   $ 28,924      4,305       $      0         $2,789
  Vice President,                 1999     $160,096   $ 50,860      4,095       $      0         $  557
  Technology                      1998     $151,731   $ 36,813      2,481       $      0         $1,487

---------------

(1) Reflects number of shares subject to options granted under the 1999 Stock Incentive Plan.

(2) Reflects dollar value of Company shares contributed to officer accounts in defined contribution plans which are available to all salaried employees of the Company.

(3) Mr. DiLiddo became an executive officer in October 1999.

CERTAIN EMPLOYMENT ARRANGEMENTS

     The Company has entered into severance agreements with Messrs. Shuey, DiLiddo, Watts, Powell, Van Wert and certain other officers and key managers of the Company. Under these agreements, each employee is entitled to severance benefits if his employment with the Company is terminated within two years of a change of control of the Company (as defined in the agreement) either by the employee for good reason or by the Company for any reason other than cause, disability, normal retirement, or death. In the event of a covered termination, severance benefits include a payment equal to one or two times employee's salary and recent incentive award, depending on the employee's position and length of service with the Company, and in the case of Mr. Shuey, three times his salary and recent incentive award and an additional payment to offset any additional taxes which may be payable by him in the event that any of the payments made to him by the Company (whether or not made pursuant to the terms of this agreement) as a result of a change of control of the Company may be deemed to be an "excess parachute payment" under the U.S. Internal Revenue Code. The agreements also provide for the payment of the cash value of the outstanding options in cancellation of the options and the continuance of life and health insurance coverage until the earlier of the employee becoming eligible for coverage by a subsequent employer or the expiration of one, two or three years. The agreements also protect the Company against the disclosure of confidential information and, in certain circumstances, require the employee to pay the Company 20 percent of the compensation received from a subsequent employer.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1999 Stock Incentive Plan to the Named Executive Officers during fiscal 2000.

                          OPTION GRANTS IN FISCAL 2000

                                              INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                           --------------------------------------------------------      VALUE AT ASSUMED
                             NUMBER         % OF                                       ANNUAL RATES OF STOCK
                           OF SHARES    TOTAL OPTIONS                                 PRICE APPRECIATION FOR
                           UNDERLYING    GRANTED TO                                       OPTION TERM (1)
                            OPTIONS     EMPLOYEES IN                     EXPIRATION   -----------------------
          NAME              GRANTED      FISCAL YEAR    EXERCISE PRICE      DATE          5%          10%
          ----             ----------   -------------   --------------   ----------   ----------   ----------
John H. Shuey............    25,383            17%        $15.65625       08/31/09     $249,924     $633,357
Ronald C. DiLiddo........    12,455             8%        $15.65625       08/31/09     $122,634     $310,778
                             10,000             6%        $13.46875       10/26/09     $ 84,704     $214,657
Douglas D. Watts.........     5,895             4%        $15.65625       08/31/09     $ 58,043     $147,092
Michael N. Powell........     9,102             6%        $15.65625       08/31/09     $ 89,619     $227,113
James R. Van Wert........     4,305             3%        $15.65625       08/31/09     $ 42,388     $107,418

---------------

(1) All options first become exercisable one year after the date of grant and have a 10-year term. The dollar amounts in these columns are the hypothetical gains that would exist for the options at the end of their terms, assuming annual compound rates of stock appreciation of 5% and 10%. Such appreciation rates are prescribed by the Securities and Exchange Commission and are not intended to forecast possible appreciation, if any, of the Company's share price.

OPTION EXERCISES

     The following table sets forth information, with respect to the Named Executive Officers, concerning their exercise of options during the Company's fiscal year ended August 31, 2000, and the unexercised options held by such executives as of August 31, 2000.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                                     SHARES               VALUE OF
                                                                   UNDERLYING            UNEXERCISED
                                                                   UNEXERCISED          IN-THE-MONEY
                                                                   OPTIONS AT            OPTIONS AT
                                   SHARES          VALUE         FISCAL YEAR-END     FISCAL YEAR-END (2)
                                  ACQUIRED        REALIZED       EXERCISABLE (E)       EXERCISABLE (E)
             NAME                ON EXERCISE        (1)         UNEXERCISABLE (U)     UNEXERCISABLE (U)
             ----                -----------    ------------    -----------------    -------------------
John H. Shuey..................       0              $0             164,538(E)              $0(E)
                                                                     25,383(U)              $0(U)
Ronald C. DiLiddo..............       0              $0                   0(E)              $0(E)
                                                                     22,455(U)              $0(U)
Douglas D. Watts...............       0              $0              20,152(E)              $0(E)
                                                                      5,895(U)              $0(U)
Michael N. Powell..............       0              $0              29,671(E)              $0(E)
                                                                      9,102(U)              $0(U)
James R. Van Wert..............       0              $0              10,576(E)              $0(E)
                                                                      4,305(U)              $0(U)

---------------

(1) Represents the excess of the market value of the acquired shares on the date of exercise over the aggregate option price paid.

(2) At August 31, 2000, the closing price per share of the Common Shares was less than the option price of outstanding options.

LONG-TERM INCENTIVE PLAN

     The following table sets forth certain information as to awards under the Company's Long-Term Incentive Plan ("LTIP") granted in fiscal 2000.

                LONG-TERM INCENTIVE PLAN - AWARDS IN FISCAL 2000

                                               PERFORMANCE
                                             OR OTHER PERIOD
                                                  UNTIL             ESTIMATED FUTURE PAYOUTS
                            PERCENTAGE OF      MATURATION       ---------------------------------
           NAME              SALARY (1)         OR PAYOUT       THRESHOLD     TARGET     MAXIMUM
           ----             -------------    ---------------    ---------    --------    --------
John H. Shuey.............       85%               (2)           $99,344     $397,375    $596,063
Ronald C. DiLiddo.........       75%               (2)           $48,750     $195,000    $292,500
Douglas D. Watts..........       50%               (2)           $23,063     $ 92,250    $138,375
Michael N. Powell.........       75%               (2)           $35,625     $142,500    $213,750
James R. Van Wert.........       40%               (2)           $16,850     $ 67,400    $101,100

---------------

(1) Awards consist of the designation of target percentages of annual salary to be paid at the end of the performance period if the Company achieves certain performance objectives. No payout occurs unless the Company achieves certain threshold performance objectives. Above the threshold, payouts may be greater or less than the target percentage to the extent that the Company's performance exceeds or fails to meet the target objectives specified in the plan. Payouts under the LTIP are based on the Company achieving designated percentages of Return on Equity (ROE).

(2) The performance period includes fiscal year 2000, 2001 and 2002. The future payouts, if any, are based upon fiscal year 2000 salaries.

RETIREMENT PLANS

     The Company has a noncontributory, defined benefit pension plan for officers and other salaried employees of the Company and its subsidiaries, which is a qualified plan under applicable provisions of the Internal Revenue Code (the "Pension Plan"). Retirement benefits under the Pension Plan are calculated on the basis of the number of credited years of service the employee has with the Company, as well as the employee's average annual earnings for the three highest consecutive years during the employee's last ten years of employment. The maximum annual retirement benefit that may be paid under the Pension Plan to any participant under the present law is $135,000.

     The Company also has a Nonqualified Supplementary Benefit Plan (the "Supplemental Plan") which provides supplemental retirement benefits for Mr. Shuey, Mr. DiLiddo, Mr. Watts, Mr. Powell, Mr. Van Wert and other key employees as they obtain eligibility under the criteria established by the Board for participation in the Supplemental Plan. The supplemental retirement benefit is provided under terms and conditions similar to those under the Pension Plan and is equal to the excess of (a) the benefit that would have been payable to the employee under the Pension Plan without regard to certain annual retirement income and benefit limitations imposed by federal law, over (b) the benefit payable to the employee under the Pension Plan. The Supplemental Plan also provides for additional benefits to Mr. Shuey, Mr. DiLiddo, Mr. Watts, Mr. Powell, Mr. Van Wert and one additional officer of the Company.

     Earnings for the purpose of calculating retirement benefits include salary and bonuses as shown in the Summary Compensation Table. The credited years of service at October 23, 2000, for executive officers named in the Summary Compensation Table were as follows: Mr. Shuey -- 9.7; Mr. DiLiddo -- 1.0; Mr. Watts -- 6.2; Mr. Powell -- 6.5; and Mr. Van Wert -- 3.3.

     The following table shows the estimated maximum annual retirement benefits payable at normal retirement (age 65) under the Pension Plan and Supplemental Plan at selected earnings levels after various years of service. Amounts shown are straight-life annuity amounts.

                               PENSION PLAN TABLE

       FINAL AVERAGE
      ANNUAL EARNINGS        10 YEARS    15 YEARS    20 YEARS    25 YEARS
      ---------------        --------    --------    --------    --------
   $200,000................  $ 62,376    $ 86,367    $110,358    $134,349
   $250,000................  $ 78,626    $108,867    $139,108    $169,349
   $300,000................  $ 94,876    $131,367    $167,858    $204,349
   $350,000................  $111,126    $153,867    $196,608    $239,349
   $400,000................  $127,376    $176,367    $225,358    $274,349
   $450,000................  $143,626    $198,867    $254,108    $309,349
   $500,000................  $159,876    $221,367    $282,858    $344,349
   $550,000................  $176,126    $243,867    $311,608    $379,349
   $600,000................  $192,376    $266,367    $340,358    $414,349
   $650,000................  $208,626    $288,867    $369,108    $449,349
   $700,000................  $224,876    $311,367    $397,858    $484,349

                       COMPANY'S STOCK PERFORMANCE GRAPH

     The following chart compares the cumulative total return to shareholders on the Company's Common Shares for its last five fiscal years with the cumulative total return of the (a) Standard and Poor's Manufacturing-Diversified Industry Index, (b) Standard and Poor's 500 Index (a broad equity market index) and (c) a Peer Group for the same periods. The Company added the Peer Group, which is comprised of publicly traded companies primarily engaged in the manufacture of products similar to those manufactured by the Company, as a comparison group this year due to management's belief that the companies included in the peer group are more comparable to the Company based on products and capitalization. The Company intends in future periods to provide comparisons only to the Index and the Peer Group due to the strong comparability of this group to the Company. The Company is not a component of the Index, the Diversified Index or the Peer Group. The graph depicts the value on August 31, 2000, of a $100 investment made on August 31, 1995, in Company shares and each index, with all dividends reinvested.

                                              AMCAST                S&P 500          S&P MFG (DIVERSIFIED)        PEER GROUP
                                              ------                -------          ---------------------        ----------
1995                                           100                    100                     100                    100
1996                                            96                    119                     124                     97
1997                                           134                    167                     176                    142
1998                                            87                    181                     155                    119
1999                                            93                    252                     258                    114
2000                                            74                    294                     262                     83

     The Peer Group is comprised of the following companies: Allied Products Corporation, Ampco-Pittsburgh Corp., Fansteel Inc., Federal Mogul Corp., Harsco Corp., Hayes Lemmerz International, Inc., Intermet Corp., Kennametal Inc., Lawson Products Inc., Modine Mfg. Co., Simpson Industries Inc., SPS Technologies Inc., Superior Industries International Inc., Timken Co., Trinity Industries Inc., Tyler Technologies, Inc., Mueller Industries, Inc. and Wolverine Tube Inc.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information about the only persons known by the Board of Directors of the Company to be a beneficial owner of more than five percent of the outstanding Common Shares of the Company as of October 23, 2000:

                                                      NUMBER OF COMMON
                                                    SHARES BENEFICIALLY       PERCENT
                                                        OWNED AS OF             OF
                NAME AND ADDRESS                        10/23/00(1)            CLASS
                ----------------                   ----------------------     -------
Dimensional Fund Advisors, Inc. (2).............          715,000              8.5%
1299 Ocean Avenue,
11th Floor
Santa Monica, CA 90401

Pioneer Investment Management, Inc. aka.........          539,000              6.4%
Pioneering Management Corporation (2)
60 State Street
Boston, MA 02109

---------------

(1) For purposes of this table, an individual is considered to "beneficially own" any Common Shares (a) over which he has the right to acquire beneficial ownership at any time within 60 days after October 23, 2000, or (b) over which he exercises sole or shared voting or investment power.

(2) Pioneering Management Corporation and Dimensional Fund Advisors are investment advisors registered under the Investment Advisors Act of 1940.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP served as the Company's independent auditors for the year ended August 31, 2000. Subject to ratification by shareholders, the Board of Directors of the Company, upon recommendation of its Audit Committee, has appointed Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 31, 2001, and recommends a vote "FOR" the proposal to ratify such appointment.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

                              SHAREHOLDER PROPOSAL

     William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, the owner of 1,900 common shares of the Company, has notified the Company that he intends to submit the following resolution for shareholders to vote on at the 2000 Annual
Meeting:

RESOLUTION

     Resolved that the shareholders of Amcast Industrial Corporation urge the Amcast Industrial Corporation Board of Directors to arrange for the prompt sale of Amcast Industrial Corporation to the highest bidder.

SUPPORTING STATEMENT

     The purpose of the Maximize Value Resolution is to give all Amcast Industrial Corporation shareholders the opportunity to send a message to the Amcast Industrial Corporation Board that they support the prompt sale of Amcast Industrial Corporation to the highest bidder. A strong and or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the Amcast Industrial Corporation shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the Amcast Industrial Corporation Board. The proponent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution.

     The prompt auction of Amcast Industrial Corporation should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

     The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies.

     I urge your support, vote for this resolution.

Position of the Board of Directors:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS SHAREHOLDER PROPOSAL.

     Your Board clearly understands its duty to act in the best interests of shareholders in managing and supervising the affairs of the Company. Your Board is also independent, seven of its eight members are not employed by the Company. Each Board member is also a shareholder, and certain Board members have substantial investments in Company stock.

     Your Board regularly considers the Company's strategic objectives and explores opportunities to take significant steps that enhance shareholder value. As part of these considerations, the Board will engage experts, such as investment bankers, to assist it in its evaluation of various alternatives and strategies. The sale of the Company or one of its business units is certainly an alternative that the Board has considered as a possible method for increasing shareholder value. Thus, your Board is not opposed to the sale of the Company as a method of maximizing shareholder value if the Board were able in good faith to reasonably conclude that a sale would result in a better return to shareholders than continuing to pursue the Company's strategic business plan.

     The Board opposes the proposed resolution because it directs the directors to consider only one alternative for the enhancement of shareholder value and to therefore disregard their fiduciary duties to consider and select the best alternative for the enhancement of shareholder value. This approach would be disruptive to the Company's business and is unlikely to maximize shareholder value as the proponent of the resolution suggests.

     The proposed resolution is non-binding on the Board, even if it were approved by shareholders. Approval of the proposed resolution requires the affirmative vote of the holders of a majority of the common shares of the Company represented and entitled to be voted at the Annual Meeting.

                                 OTHER MATTERS

     The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. However, if any other matters are properly brought before the meeting, it is intended that the holders of proxies in the enclosed form will vote thereon in their discretion.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxy solicitations may be made by directors, officers and employees of the Company, personally or by telephone and telegram, without receiving additional compensation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses.

                          FUTURE SHAREHOLDER PROPOSALS

     The 2001 Annual Meeting of Shareholders is presently scheduled for December 19, 2001. A proposal by a shareholder intended for inclusion in the Company's proxy statement and form of proxy for the 2001 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Company Secretary on or before July 18, 2001, in order to be eligible for such inclusion.

     For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly by a shareholder at the 2001 Annual Meeting, management will be able to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on October 1, 2001 and advises shareholders in the 2001 proxy statement about the nature of the matter and how management intends to vote on such matter or (2) does not receive notice of the proposal before the close of business on October 1, 2001.

     The Company's Code of Regulations, which is available upon request to the Corporate Secretary, provides that nomination for director may only be made by the Board of Directors (or an authorized board committee) or a shareholder entitled to vote who sends notice of the nomination to the Corporate Secretary not fewer than 50 days nor more than 75 days prior to the meeting date. Such notice is required to contain certain information specified in the Company's Code of Regulations. For a nominee of a shareholder to be eligible for election at the 2001 Annual Meeting, the shareholder's notice of nomination must be received by the Corporate Secretary between October 5, 2001 and October 30, 2001. This advance notice period is intended to allow all shareholders to have an opportunity to consider nominees expected to be considered at the meeting.

     All submissions to, or requests from, the Corporate Secretary should be made to Amcast Industrial Corporation, Washington Park I, 7887 Washington Village Drive, Dayton, Ohio 45459.

                                         By Order of the Board of Directors

                                         Denis G. Daly, Secretary

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

The Audit Committee shall be comprised of three or more Directors as determined by the Board. Each member of the Committee shall be an Independent Director and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. Members of the Audit Committee shall not have been employed by the company within the past three years, not be the immediate family of any executive officer of the company, not be members of the Compensation Committee of the company, and not have a present business relationship with the company unless the Board has determined that membership on the Committee by a particular individual who is otherwise not qualified is required in the best interests of the Corporation and its shareholders. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

FUNCTION

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls management and the Board of Directors have established, and all audit processes. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     - Review and appraise the audit efforts of the Corporation's Independent Accountants and Internal Auditing Department.

     - Provide an open avenue of communication among the Independent Accountants, financial and senior management, the internal auditing department, and the Board of Directors.

I.  GENERAL RESPONSIBILITIES

     A. The Audit Committee provides open avenues of communication among management, employees, the Independent Accountant, and the Board of Directors.

     B. The Audit Committee must report Committee actions to the full Board of Directors and may make appropriate recommendations for Board approval.

     C. The Audit Committee has the power to conduct or authorize investigations into matters within the Committee's scope of responsibilities. The Committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

     D. The Committee will meet at least two times in person each fiscal year. Other meetings may be in person or by teleconference at the discretion of the Audit Committee chairman. The Audit Committee chairman has the power to call a Committee meeting whenever he or she thinks there is a need. The Committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

     E. The Committee will do whatever else the law, the company's charter or bylaws, or the Board of Directors requires.

II. RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANTS AND APPOINTING FINANCIAL MANAGEMENT

     A. The Audit Committee will select the Independent Accountants for company audits (the Independent Accountants). The Committee's selection is subject to approval by the full Board of Directors, and ratification by the shareholders. The Audit Committee will review and set any fees paid to the Independent Accountants and review and approve dismissal of the Independent Accountants.

     B. The Audit Committee will review and approve the appointment, replacement, reassignment, or dismissal of financial management (CFO and Director-Internal Audit, as applicable).

     C. The Audit Committee will review relationships with the Independent Accountants to confirm the independence of the Independent Accountant, including a review of management consulting services provided by the Independent Accountant and the fees paid for them.

     D. The Audit Committee will consider, in consultation with the Independent Accountant and the CFO, the audit scope and procedural plans made by the Independent Accountant.

     E. The Audit Committee will review with management and the Independent Accountant any recommendation of management or the Independent Accountant to engage additional auditors. The Audit Committee will decide whether to engage an additional firm and, if so, which one.

     F. In order to assure completeness of coverage, reduce redundancy and to use the audit resources effectively, the Audit Committee will insure that the CFO and the Independent Accountant coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, reduce redundancy and utilize the audit resources effectively.

III. RESPONSIBILITIES FOR REVIEWING INTERNAL AUDITS, THE ANNUAL EXTERNAL AUDIT AND THE REVIEW OF QUARTERLY AND ANNUAL FINANCIAL STATEMENTS

     A. The Audit Committee will ascertain that the Independent Accountants understand that the Board of Directors is its client, that it will be available to the full Board of Directors at least annually, and that it will provide the Committee with a timely analysis of significant financial reporting issues.

     B. The Audit Committee will inquire of management and the Independent Accountant concerning significant risks and exposures and will assess management's steps to minimize them.

     C. The Audit Committee will review the following with the Independent Accountant and the CFO or Director-Internal Audit, if applicable:

          1. The integrity of the organization's financial reporting processes, both internal and external.

          2. The adequacy of the company's internal controls, including computerized information system controls and security.

          3. Any significant findings and recommendations made by the Independent Accountant, together with management's responses to them.

     D. Shortly after the annual audit is completed, the Audit Committee will review the following with management and the Independent Accountant:

          1. Any major changes to the Corporation's auditing and accounting principles and practices as suggested by the Independent Accountants, management, or the Internal Auditing Department.

          2. The company's annual financial statements and related footnotes.

          3. The Independent Accountant's audit of and report on the financial statements.

          4. The auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

          5. Any serious difficulties or disputes with management encountered during the course of the audit.

          6. Any other matter concerning the audit procedures or findings that generally accepted auditing standards requires the auditors to discuss with the Committee.

     E. The Audit Committee will consider and review with management:

          1. Any significant findings during the year and management's responses to them.

          2. Any difficulties encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

     F. The Audit Committee will review annual filings with the SEC and other published documents containing the company's financial statements and will determine that the information in the filings is consistent with the information in the financial statements.

     G. The Audit Committee will review the interim financial reports with management before those interim reports are released to the public or filed with the SEC or other regulators.

     H. The Audit Committee will prepare a report for inclusion in the proxy that describes the Committee's composition and responsibilities and how the responsibilities were fulfilled.

     I. The Audit Committee will review with the Independent Accountants, the Internal Auditing Department, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

IV.  PERIODIC RESPONSIBILITIES

     A. Review and update the Committee's charter annually.

     B. Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the Independent Accountant.

     C. Review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.

     D. Meet with the Independent Accountant, management, and the Director - Internal Audit in separate executive sessions to discuss any matters the Committee or these groups believe should be discussed privately with the Audit Committee.

     E. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

     F. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

--------------------------------------------------------------------------------

[AMCAST INDUSTRIAL CORPORATION LOGO]

Dear Shareholder:

You are cordially invited to attend the 2000 Annual Meeting of Shareholders of the AMCAST INDUSTRIAL CORPORATION, which will be held at the Corporate Center, 7887 Washington Village Drive, Dayton, Ohio, at 10 a.m., on Wednesday, December 20, 2000.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by the shareholders.

Whether or not you plan to attend this meeting, please sign, date, and return your proxy form below as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is very important that your stock be represented.

                                         Sincerely,

                                         /S/ JOHN H. SHUEY
                                         John H. Shuey
                                         Chairman, President and Chief Executive
                                         Officer

                 PLEASE VOTE, SIGN, AND RETURN THE PROXY BELOW

--------------------------------------------------------------------------------

                                     PROXY
                         AMCAST INDUSTRIAL CORPORATION
           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS DECEMBER 20, 2000
          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned holder(s) of common shares of AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Company"), hereby appoints John H. Shuey and Leo W. Ladehoff, and each of them, attorneys of the undersigned, with power of substitution, to vote all of the common shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, December 20, 2000, at 10 a.m., and at any adjournment thereof, as follows:

1. Election of Directors. Nominees for directors are: Peter H. Forster, Leo W. Ladehoff, and Bernard G. Rethore;

2. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 31, 2001;

3. A shareholder proposal set forth in the accompanying proxy statement; and

4. In their discretion, upon such other business as may properly come before the meeting, or at any adjournment thereof.

                         (please sign on reverse side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     [AMCAST INDUSTRIAL CORPORATION LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS


DATE:      DECEMBER 20, 2000

TIME:      10 A.M.

PLACE:     AMCAST INDUSTRIAL CORPORATION
           7887 WASHINGTON VILLAGE DRIVE
           DAYTON, OHIO 45459

                 PLEASE VOTE, SIGN, AND RETURN THE PROXY BELOW

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                 [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND AGAINST 3.

Directors recommend a vote FOR all Nominees.

1. Election of All Directors (see reverse)  [ ] FOR    [ ] WITHHELD

   For all except the following nominee: ______________________________________

Directors recommend a vote FOR Item 2.

2. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 31, 2001.
                   [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

Directors recommend a vote AGAINST Item 3.

3. A shareholder proposal set forth in the accompanying proxy statement.
                   [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                                           Shareholders should date this proxy
                                           and sign here exactly as name appears
                                           hereon. If stock is held jointly,
                                           both owners should sign this proxy.
                                           Executors, administrators, trustees,
                                           guardians, and others signing in a
                                           representative capacity should
                                           indicate the capacity in which they
                                           sign. Receipt is acknowledged of
                                           Notice of the above meeting, the
                                           Proxy Statement relating thereto, and
                                           the Annual Report to Shareholders for
                                           the fiscal year ended August 31,
                                           2000.

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                                           SIGNATURE(S)             DATE

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